Exhibit l

787 Seventh Avenue New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111

June 27, 2014

Medallion Financial Corp.

437 Madison Avenue

New York, New York 10022

Re: Medallion Registration Statement on Form N-2 (File No. 333-195567)

Ladies and Gentlemen:

We have acted as counsel to Medallion Financial Corp., a corporation organized under the laws of the State of Delaware and a non-diversified closed-end management investment company that has elected to be treated as a “business development company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”) (the “Company”), in connection with the preparation of a registration statement on Form N-2, as amended (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act relating to an offering by the Company of up to $75,000,000 of: (i) shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”), (ii) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), (iii) debt securities (the “Debt Securities”), (iv) subscription rights to purchase Common Stock (the “Subscription Rights”) and (v) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”). The Common Stock, Preferred Stock, Debt Securities, Subscription Rights and Warrants are herein collectively referred to as the “Securities.” The Securities may be issued and sold from time to time by the Company as set forth in the Registration Statement, any amendment thereto, the prospectus (the “Prospectus”) and supplements to the Prospectus, if any.

We have examined such documents as we have considered necessary for purposes of this opinion, including: (i) the Registration Statement, (ii) copies of the Company’s Certificate of Incorporation and By-laws and (iii) copies of such records of the Company and such other certificates and such other documents and matters of law as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to the opinions expressed below, we have relied without independent check or verification upon certificates or comparable documents of public officials and officers and representatives of the Company and statements of fact contained in the documents we have examined. In our examination and in rendering our opinions contained herein, we have assumed (i) the genuineness of all signatures of all parties, (ii) the authenticity of all corporate records, documents, agreements, instruments and certificates submitted to us as originals and the conformity to original documents and agreements of all documents and agreements submitted to us as conformed, certified or photostatic copies and (iii) the legal capacity and competency of natural persons.

NEW YORK    WASHINGTON    PARIS    LONDON    MILAN    ROME     FRANKFURT    BRUSSELS

in alliance with Dickson Minto W.S., London and Edinburgh

Medallion Financial Corp.

June 27, 2014

We have also assumed that, at or prior to the delivery of any such Security, (i) the Board of Directors of the Company shall have duly established the terms of such Security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded, (ii) each party to any document (other than the Company) shall have the power, corporate or other, to enter into and perform all obligations in accordance with the documents to be executed by such party; (iii) upon the execution and delivery by such parties (other than the Company) of such documents, that such documents shall constitute valid and binding obligations of such parties; (iv) that all consents, approvals and authorizations by any governmental authority required to be obtained by all parties (other than the Company) have been obtained by such parties; (v) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (vi) the appropriate prospectus supplement, free writing prospectus or term sheet relating to the securities offered thereby will be prepared and filed with the Securities and Exchange Commission in compliance with the Securities Act and will comply with applicable laws at the time the Securities are offered and issued; (vii) any Securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange; (viii) there shall not have occurred any change in law affecting the validity or enforceability of such security; (ix) the number of shares of Common Stock or Preferred Stock, as the case may be, offered pursuant to the Registration Statement does not exceed, at the time of issuance, the authorized but unissued shares of Common Stock or Preferred Stock, as the case may be; and (x) the Company will have timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Companies with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the relevant Company, or any restriction imposed by any court or governmental body having jurisdiction over the relevant Company.

Based upon the foregoing and subject to the assumptions, qualifications and exceptions set forth herein, we are of the opinion that:

1.	Upon the taking of appropriate corporate action by the Company to approve the issuance of the Common Stock, the terms of the offering thereof and related matters; and the sale and delivery of the Common Stock upon the payment of the agreed consideration and in accordance with the terms set forth in the Registration Statement and the supplement or supplements to the prospectus included therein and the applicable definitive purchase, underwriting or similar agreement, the Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any Preferred Stock or Warrants) will be validly issued, fully paid and non-assessable.

2.

Upon the taking of appropriate corporate action by the Company to approve the issuance and terms of any class or series of Preferred Stock, the terms of the offering thereof and related matters; the authorization and filing of a certificate of designation relating thereto with the

Medallion Financial Corp.

June 27, 2014

Delaware Secretary of State; and the sale and delivery of the shares of the Preferred Stock upon payment of the agreed consideration and in accordance with the terms set forth in the Registration Statement and the supplement or supplements to the prospectus included therein and the applicable definitive purchase, underwriting or similar agreement, the Preferred Stock (including any Preferred Stock duly issued upon the exercise of any Warrants) will be validly issued, fully paid and non-assessable.

3.	Upon the taking of appropriate corporate action by the Company to approve the issuance and the terms of the Debt Securities, the terms of the offering thereof and related matters; the qualification of the indenture pursuant to the which the Debt Securities will be offered (the “Indenture”) under the Trust Indenture Act of 1939, as amended; the authorization, execution and delivery of the Indenture by the Company, as issuer thereunder, and the other parties thereto; and the authorization, execution, authentication, issuance, sale and delivery of the Debt Securities upon the payment of the agreed consideration and in accordance with the terms set forth in the Registration Statement and the supplement or supplements to the prospectus included therein, the Indenture and the applicable purchase, underwriting or similar agreement, assuming the documents governing such Debt Securities are governed by New York law, such Debt Securities will constitute valid and binding obligations of Company, enforceable against the Company in accordance with their terms.

4.	Upon the taking of appropriate corporate action by the Company to approve the issuance and the terms of the Subscription Rights, the terms of the offering thereof and related matters; the execution and delivery of a subscription rights agreement relating to the Subscription Rights, and each amendment thereof or supplement thereto (the “Subscription Rights Agreement”); and the execution, attestation, issuance and delivery of a certificate evidencing the Subscription Rights upon payment of the agreed consideration and in accordance with the terms set forth in the Registration Statement and the supplement or supplements to the prospectus included therein, the Subscription Rights Agreement and the applicable purchase, underwriting or similar agreement, assuming the documents governing the Subscription Rights are governed by New York law, the Subscription Rights will constitute valid and binding obligations of Company, enforceable against the Company in accordance with their terms.

5.	Upon the taking of appropriate corporate action by the Company to approve the issuance and terms of the Warrants, the terms of the offering thereof and related matters, the execution and delivery of a warrant agreement relating to the Warrants and each amendment thereof or supplement thereto (the “Warrant Agreement”), assuming the legality and validity of the Securities underlying such Warrants, and the sale and delivery of the Warrants upon payment of the agreed consideration and in accordance with the terms set forth in the Registration Statement and the supplement or supplements to the prospectus included therein, the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement, assuming the documents governing such Warrants are governed by New York law, the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Medallion Financial Corp.

June 27, 2014

The foregoing opinions are subject to the following assumptions, qualifications and exceptions:

1. The opinions expressed herein are limited to the laws of the State of New York and Delaware General Corporation Law as in effect on the date of this opinion typically applicable to transactions of the type contemplated by this opinion and to the specific legal matters expressly addressed herein, and no opinion is expressed or implied with respect to the laws of any other jurisdiction or any legal matter not expressly addressed herein.

2. The opinions set forth above are qualified in that the legality or enforceability of the documents referred to therein may be (i) subject to applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws relating to or affecting creditors’ rights generally, (ii) limited insofar as the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and the discretion of the court before which any enforcement thereof may be sought, and (iii) subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) including principles of commercial reasonableness or conscionability and an implied covenant of good faith and fair dealing. Insofar as provisions of any of the documents referenced in this opinion letter provide for indemnification or contribution, the enforcement thereof may be limited by public policy considerations.

3. This letter speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations. We undertake no responsibility to update or supplement this letter after the date hereof.

We hereby consent to filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus included as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP